PricewaterhouseCoopers LLP
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Boston, MA 02110-1707
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Report of Independent Registered
 Public Accounting Firm

To the Trustees of DWS Investment
Trust and Shareholders of DWS Large
 Company Growth Fund:

In planning and performing our audit
 of the financial statements of DWS
Large Company Growth Fund (the "Fund"),
as of and for the year ended
 July 31, 2009, in accordance with
the standards of the Public Company
 Accounting Oversight Board (United
 States), we considered the Fund?s
internal control over financial
 reporting, including control
activities for safeguarding
 securities, as a basis for
designing our auditing procedures
 for the purpose of expressing our
 opinion on the financial statements
 and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Fund?s
internal control over financial
reporting. Accordingly, we do not
 express an opinion on the
 effectiveness of the Fund's
internal control over financial
 reporting.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
  In fulfilling this responsibility,
 estimates and judgments by management
 are required to assess the expected
benefits and related costs of controls.
  A fund's internal control over
 financial reporting is a process
designed to provide reasonable
 assurance regarding the reliability
of financial reporting and the
preparation of financial statements
 for external purposes in accordance
with generally accepted accounting
 principles.  A fund's internal
control over financial reporting
includes those policies and procedures
 that (1) pertain to the maintenance
 of records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the fund; (2) provide
reasonable assurance that transactions
are recorded as necessary to permit
preparation of financial statements
 in accordance with generally accepted
accounting principles, and that receipts
 and expenditures of the fund are being
made only in accordance with authorizations of management and trustees of the fund;
 and (3) provide reasonable assurance
 regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.


Because of its inherent limitations,
 internal control over financial
reporting may not prevent or detect
 misstatements. Also, projections
of any evaluation of effectiveness to
 future periods are subject to the risk
 that controls may become inadequate
 because of changes in conditions, or
 that the degree of compliance with the
 policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the
design or operation of a control does
 not allow management or employees, in
 the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a
reasonable possibility that a material
 misstatement of the Fund's annual or
 interim financial statements will not
 be prevented or detected on a timely
basis.

Our consideration of the Fund?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
 Board (United States). However, we noted no deficiencies in the Fund?s internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider
 to be material weaknesses as defined
above as of July 31, 2009.

This report is intended solely for the
information and use of the Trustees,
management, and the Securities and
Exchange Commission and is not intended
 to be and should not be used by anyone
 other than these specified parties.



PricewaterhouseCoopers LLP
September 23, 2009